UNITED STATES
SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

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FORM 8-K

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CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): June 26, 2018

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WEWARDS, INC.

(Exact Name of Registrant as Specified in its Charter)

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Nevada	333-197968	33-1230099
(State or Other Jurisdiction	(Commission	(I.R.S. Employer
of Incorporation)	File Number)	Identification No.)

2960 West Sahara Avenue

Las Vegas, NY 89102

(Address of Principal Executive Office) (Zip Code)

702-944-5599

(Registrant’s telephone number, including area code)

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Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by checkmark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 8.01 Other Events.

On June 26, 2018, Sky Rover Holdings, Ltd., a California corporation (“Sky Rover”) which is 100% owned by Lei Pei, the Registrant’s CEO and principal shareholder, converted a total of $1,500,000 in convertible promissory notes, issued to Sky Rover by the Registrant on February 22, 2017 (the “Note”), into the Registrant’s common shares, at the Notes’ conversion price of $.08 per share (including accrued interest). As a result of this conversion, the Registrant is issuing a total of 18,750,000 shares in cancellation of the Note. Sky Rover has agreed to waive any accrued and unpaid interest owed by the Registrant, and instructed these shares to be issued to Mr. Pei instead of Sky Rover.

As a result of this issuance of shares, Mr. Pei will be the owner of 105,353,450 of the Registrant’s 107,483,450 issued and outstanding shares (98.02%).

Also on June 26, 2018, the Registrant repaid Sky Rover a total of $5,000,000 in loans previously made by Sky Rover to the Registrant, consisting of an unsecured $1,000,000 non-convertible loan of February 23, 2017, and $4,000,000 of the convertible promissory note issued on February 26, 2017. Sky Rover waived all accrued and unpaid interest with respect to all $5,000,000 of these repaid loans, and agreed that the loans will be repaid directly to Mr. Pei, its 100% owner.

Sky Rover continues to hold $10,500,000 in convertible promissory notes  The loans evidenced by these convertible notes are unsecured, bear interest at 5% per year (payable quarterly in cash or in stock, in Registrant’s option, at the conversion price), are due at different dates in 2020, as previously reported, and are convertible into the Registrant’s common shares at any time before the due date, at a conversion price of $.08 per share (subject to adjustment in the event of stock splits, forward splits, recapitalizations, a merger, etc.).

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

WEWARDS, INC.

Date: June 27, 2018	By:	/s/ Lei Pei
Lei Pei CEO

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